Exhibit 99.1

Webcast:	Today, October 25, 2013 at 10:00 a.m. ET
www.bbgi.com
Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	JCIR
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP THIRD QUARTER NET REVENUE RISES 5.0%;

SAME STATION NET REVENUE INCREASES 2.7%

COMPLETES ACQUISITION OF KVGS-FM IN LAS VEGAS

NAPLES, Florida, October 25, 2013 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and nine-month periods ended September 30, 2013 as summarized below.

Summary of Third Quarter and Year-to-Date Results

In millions, except per share data	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Net revenue	$26.0	$24.7	5.0%	$77.6	$72.8	6.6%
Station operating income (SOI - non-GAAP) (1)	9.4	9.0	5.2%	27.6	26.9	2.6%
Operating income (1)	6.6	6.5	0.8%	19.4	19.4	—
Net income (1) (2)	3.2	1.2	175.5%	8.0	7.4	7.3%
Net income per diluted share (1) (2)	$0.14	$0.05	180.0%	$0.35	$0.33	6.1%

(1)	Station operating income, operating income, net income and net income per diluted share for the nine month period ended September 30, 2012 benefited from a pre-tax $0.8 million music license fee settlement with BMI which had the effect of reducing station operating expenses during the period.
(2)	Net income and net income per diluted share for the nine month period ended September 30, 2013 was impacted by a pre-tax $1.0 million fee incurred in connection with debt pre-payment and a non-cash pre-tax charge of $1.3 million for loss on extinguishment of long-term debt incurred in connection with an amended credit agreement and the debt pre-payment. Net income and net income per diluted share for the three and nine month periods ended September 30, 2012 reflect a non-cash pre-tax charge of $2.6 million for loss on extinguishment of long-term debt.

The $1.2 million, or 5.0%, rise in net revenue during the three months ended September 30, 2013 compared with the same period in 2012 reflects strength in the Company’s Philadelphia and Miami-Fort Lauderdale market clusters as well as the acquisition of KOAS-FM in Las Vegas in the 2012 third quarter and KVGS-FM in September 2013.

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Beasley Broadcast Group, 10/25/13	page 2

Third quarter 2013 station operating income (SOI), a non-GAAP financial measure, rose by $0.5 million, or 5.2%, from the 2012 third quarter to $9.4 million. Higher net revenue in the 2013 third quarter more than offset the $0.8 million, or 4.9%, increase in station operating expenses related to operating KOAS-FM in Las Vegas for a full quarter in 2013, a partial quarter of expenses for the operation of KVGS-FM in Las Vegas which was acquired in September 2013, and a rise in sales and programming expenses. The flat year-to-year comparison of 2013 third quarter operating income reflects a 6.5%, or $1.2 million, rise in total operating expenses which offset the quarterly revenue increase.

Interest expense in the 2013 third quarter declined by 25.4%, or $0.5 million, reflecting the lower cost of borrowing resulting from the refinancing of the second lien debt in the second quarter of 2013 and reduced amounts outstanding. Income tax expense in the 2013 third quarter rose 167.9% to $2.1 million from $0.8 million in the 2012 third quarter, reflecting the increase in pre-tax income. Third quarter net income and net income per diluted share rose to $3.2 million and $0.14, respectively, for the 2013 third quarter which compares with net income and net income per diluted share of $1.2 million and $0.05, respectively, in the same period last year and reflects a $2.6 million pre-tax charge for loss on extinguishment of long-term debt.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same-Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “The third quarter marks Beasley Broadcast Group’s fifth consecutive period of top line growth as third quarter net revenue rose 5.0% and same station net revenue increased 2.7%. Excluding the benefit of political advertising in the year-ago quarter, same station net revenue rose approximately 4.4%.

“The third quarter revenue increase reflects growth in local and digital revenue, strength in our largest market clusters in Philadelphia and Miami, and continued growth in Augusta. Overall, for our five markets that report to Miller Kaplan – which represent approximately 76% of our total third quarter revenue – Beasley station clusters grew revenue by 6.8% while the total revenue for all reporting radio stations in these markets declined by 1.4% for the quarter. Our out-performance continues to highlight our organization-wide focus on strong core programming and targeted localism, both of which are contributing to the Company’s ratings strength in its markets.

“The revenue growth and ongoing expense management initiatives offset planned increases in sales and programming expenses and investments in the further expansion of our digital offerings. As a result, third quarter 2013 SOI increased 5.2% on an actual basis while third quarter SOI margins remain healthy at 36.4%, essentially in line with year-ago levels.

“In addition to our focus on core programming and expanding our on-air and digital advertising platforms, we continue to strengthen our balance sheet. Reflecting solid cash flows from operations, we made repayments totaling $2.0 million against the credit facility during the third quarter, reducing borrowings to $110.2 million at September 30, 2013 from $119 million at the end of last year’s third quarter. Our debt and leverage reduction initiatives over the last few years are delivering strong benefits to our income statement as third quarter interest expense declined year-over-year by over 25% or approximately $0.5 million while our leverage ratio is now at its lowest level in over 10 years. We intend to continue using cash from operations to further lower debt as well as pursue other initiatives that can enhance shareholder value.

“Looking forward, we remain focused on our station clusters matching or exceeding their market’s revenue performance and further strengthening our balance sheet. We have strong station clusters and ratings in key markets and we are highly focused on generating profitable station and digital revenue growth. We believe our dual focus on our core content and new media opportunities positions Beasley Broadcast Group to deliver compelling entertainment to radio users and a high value media buy for advertisers.”

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Beasley Broadcast Group, 10/25/13	page 3

Webcast Information

The Company will host a webcast today, October 25, 2013, at 10:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

About Beasley Broadcast Group

Founded in 1961, Beasley Broadcast Group, Inc., www.bbgi.com, is a radio broadcasting company that owns and operates 44 stations (28 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also operates one station in the expanded AM band in Augusta, GA.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and nine months ended September 30, 2013, same-station results exclude revenue and expenses related to the acquisition of KOAS-FM in Las Vegas during the 2012 third quarter and the revenue and expenses related to the acquisition of KVGS-FM in Las Vegas during the 2013 third quarter. For the three and nine months ended September 30, 2012, same-station results exclude revenue and expenses related to the acquisition of KOAS-FM in Las Vegas during the 2012 third quarter.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

SOI is a measure widely used in the radio broadcast industry. While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2012. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: external economic forces that could have a material adverse impact on our advertising revenues and results of operations; our radio stations may not be able to compete effectively in their respective markets for advertising revenues; we may not remain competitive if we do not respond to changes in technology, standards and services that affect our industry; our substantial debt levels; and, the loss of key personnel. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of October 25, 2013, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 10/25/13	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net revenue	$25,950,102	$24,714,493	$77,618,204	$72,804,066

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1) (2)	16,506,148	15,740,976	49,982,476	45,881,166
Corporate general and administrative expenses (including stock-based compensation) (3)	2,157,138	1,940,499	6,380,716	5,921,193
Other operating expenses	185,916	—	185,916	—
Depreciation and amortization	548,184	532,975	1,640,408	1,563,476

Total operating expenses	19,397,386	18,214,450	58,189,516	53,365,835
Operating income	6,552,716	6,500,043	19,428,688	19,438,231

Non-operating income (expense):
Interest expense	(1,337,605)	(1,792,469)	(5,711,729)	(4,404,625)
Loss on extinguishment of long-term debt	—	(2,608,158)	(1,260,784)	(2,608,158)
Other income (expense), net	23,801	(176,460)	106,393	(191,528)

Income before income taxes	5,238,912	1,922,956	12,562,568	12,233,920
Income tax expense	2,052,021	766,033	4,597,221	4,807,931

Net income	$3,186,891	$1,156,923	$7,965,347	$7,425,989

Basic and diluted net income per share	$0.14	$0.05	$0.35	$0.33

Basic common shares outstanding	22,743,515	22,675,427	22,732,535	22,663,680

Diluted common shares outstanding	22,828,664	22,743,027	22,808,999	22,731,263

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $7,038 and $4,741 for the three months ended September 30, 2013 and 2012, respectively and $25,829 and $12,253 for the nine months ended September 30, 2013 and 2012, respectively.
(3)	Includes stock-based compensation of $178,531 and $103,322 for the three months ended September 30, 2013 and 2012, respectively and $480,253 and $333,766 for the nine months ended September 30, 2013 and 2012, respectively.

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Beasley Broadcast Group, 10/25/13	page 5

Selected Balance Sheet Data – Unaudited

(in thousands)

	September 30, 2013	December 31, 2012
Cash and cash equivalents	$12,490	$11,661
Working capital	19,661	20,754
Total assets	262,869	259,373
Long term debt, less current portion	104,687	113,250
Total stockholders’ equity	$90,583	$83,049

Selected Statement of Cash Flows Data – Unaudited

	Nine Months Ended September 30,
	2013	2012
Net cash provided by operating activities	$14,047,435	$15,598,697
Net cash used in investing activities	(5,965,856)	(3,251,021)
Net cash used in financing activities	(7,252,496)	(14,606,024)

Net increase (decrease) in cash and cash equivalents	$829,083	$(2,258,348)

Calculation of SOI – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net revenue	$25,950,102	$24,714,493	$77,618,204	$72,804,066
Station operating expenses	(16,506,148)	(15,740,976)	(49,982,476)	(45,881,166)

SOI	$9,443,954	$8,973,517	$27,635,728	$26,922,900

Reconciliation of SOI to Net Income – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
SOI	$9,443,954	$8,973,517	$27,635,728	$26,922,900
Corporate general and administrative expenses	(2,157,138)	(1,940,499)	(6,380,716)	(5,921,193)
Other operating expenses	(185,916)	—	(185,916)	—
Depreciation and amortization	(548,184)	(532,975)	(1,640,408)	(1,563,476)
Interest expense	(1,337,605)	(1,792,469)	(5,711,729)	(4,404,625)
Loss on extinguishment of long-term debt	—	(2,608,158)	(1,260,784)	(2,608,158)
Other income (expense), net	23,801	(176,460)	106,393	(191,528)
Income tax expense	(2,052,021)	(766,033)	(4,597,221)	(4,807,931)

Net income	$3,186,891	$1,156,923	$7,965,347	$7,425,989

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Beasley Broadcast Group, 10/25/13	page 6

Calculation of Same-Station SOI – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reported net revenue	$25,950,102	$24,714,493	$77,618,204	$72,804,066
KOAS-FM	(847,470)	(402,507)	(2,604,129)	(402,507)
KVGS-FM	(133,156)	—	(133,156)	—

Same-station net revenue	$24,969,476	$24,311,986	$74,880,919	$72,401,559

Reported station operating expenses	$16,506,148	$15,740,976	$49,982,476	$45,881,166
KOAS-FM	(400,445)	(230,812)	(1,249,578)	(230,812)
KVGS-FM	(101,322)	—	(101,322)	—

Same-station operating expenses	$16,004,381	$15,510,164	48,631,576	$45,650,354

Same-station net revenue	$24,969,476	$24,311,986	$74,880,919	$72,401,559
Same-station operating expenses	16,004,381	15,510,164	48,631,576	45,650,354

Same-station SOI	$8,965,095	$8,801,822	$26,249,343	$26,751,205

Reconciliation of Same-Station SOI to Net Income – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Same-station SOI	$8,965,095	$8,801,822	$26,249,343	$26,751,205
Same-station net revenue adjustment	980,626	402,507	2,737,285	402,507
Same-station station operating expenses adjustment	(501,767)	(230,812)	(1,350,900)	(230,812)
Corporate general and administrative expenses	(2,157,138)	(1,940,499)	(6,380,716)	(5,921,193)
Other operating expenses	(185,916)	—	(185,916)	—
Depreciation and amortization	(548,184)	(532,975)	(1,640,408)	(1,563,476)
Interest expense	(1,337,605)	(1,792,469)	(5,711,729)	(4,404,625)
Loss on extinguishment of long-term debt	—	(2,608,158)	(1,260,784)	(2,608,158)
Other income (expense), net	23,801	(176,460)	106,393	(191,528)
Income tax expense	(2,052,021)	(766,033)	(4,597,221)	(4,807,931)

Net income	$3,186,891	$1,156,923	$7,965,347	$7,425,989

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